EXHIBIT 10.1

Subscription Agreement

This Subscription Agreement (this “Agreement”) is entered into by and between RenovaCare, Inc., a corporation organized under the laws of the State of Nevada (the “Company”) and the subscriber whose name is set forth on the signature pages affixed hereto (the “Subscriber”).

R E C I T A L S

WHEREAS, the Company is offering (the “Offering”) for sale up to a maximum of 1,500,000 units of equity securities (each a “Unit” and collectively, the “Units”) at a purchase price of $1.00 per Unit ($1,500,000 in the aggregate), on a best efforts, no minimum basis;

WHEREAS, each Unit consists of: (a) one (1) share common stock, par value $0.00001 (each a “Share”) and (b) one (1) Series D Stock Purchase Warrant (each a “Series D Warrant”);

WHEREAS, each Series D Warrant entitles the holder to purchase one (1) additional share of our common stock, par value $0.00001 at a purchase price of $1.10 for a period of five (5) years from the date of issuance;

WHEREAS, the Offering is being conducted in accordance with the terms and conditions of the Confidential Private Placement Memorandum dated April 20, 2015 (the “Memorandum”), a copy of which has been delivered to the undersigned Subscriber;

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by, but not limited to, the provisions of Regulation D (“Regulation D”) and Regulation S (“Regulation S”) each as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Units will only be offered and sold to (i) subscribers who are “accredited investors,” as defined in Rule 501(a) of Regulation D; (ii) up to 35 subscribers who are not “accredited investors;” or (iii) subscribers who are not “U.S. Persons” as such term is defined in Regulation S;

WHEREAS, the Subscriber acknowledges that in connection with the Offering, the Company will be entering into subscription agreements identical to this Agreement with other investors (along with the Subscriber, the “Investors”);

WHEREAS, the undersigned Subscriber hereby subscribes to purchase the aggregate principal amount of Units set forth on the signature page attached hereto (the “Subscribed for Units”), at an aggregate price as set forth on such signature page hereto (the “Subscription Amount”), subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein; and

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Subscribed for Units to the Subscriber and the Subscriber desires to purchase the number of Subscribed for Units from the Company all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1. Subscription for Units; Subscription Procedures; Closing.

1.1 Subscription. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the Subscribed for Units and simultaneously with the Subscriber’s execution and delivery of this Agreement, herewith has transmitted the Subscription Amount (a) if by check, to the Company, RenovaCare Offering, 430 Park Avenue, Suite 702, New York, New York 10022 or (b) if by wire, using such wiring instructions as the Company has forwarded to Subscriber.

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1.2 Subscription Procedure. To complete a subscription for the Subscribed for Units, the Subscriber must fully comply with the subscription procedure provided in this Section 1.2 on or before the Closing Date:

(a) Subscription Agreement. On or before the Closing Date, the Subscriber shall review, complete and execute the Signature Page to this Agreement and shall provide the information set forth in Appendix A, Appendix B and/or Appendix C hereto, and shall return this Agreement as executed, and all documents required hereby, to the Company at: RenovaCare Offering, 430 Park Avenue, Suite 702, New York, New York 10022. Executed documents may be delivered by facsimile or email, provided that the Subscriber delivers the original copies of the documents as soon as practicable thereafter.

(b) Subscription Amount. Simultaneously with the delivery of this Agreement, as provided herein, the Subscriber shall deliver the Subscription Amount to the Company as set forth in Section 1.1 above.

1.3 Closings; Closing Date.

(a) Date and Place of Closing. The consummation of the transactions contemplated herein shall take place at the Company’s offices, or at such other place as the parties may determine, upon the satisfaction or waiver of all conditions to closing set forth in Sections 4 and 5 hereof (the “Closing Conditions”) but, subject to Section 1.5, no later than the Offering Termination Date.

(b) Subscriber’s Closing Deliveries. At the Closing, the Subscriber shall have delivered to the Company (i) an executed copy of this Agreement (and the completed Questionnaire incorporated herein); (ii) the Subscription Amount; and (iii) such other information as the Company may reasonably request.

(c) Company’s Closing Deliveries. At the Closing, the Company shall have delivered to the Subscriber, if accepted by the Company, a duly countersigned copy of this Agreement dated as of the Closing Date, and (ii) such documentation evidencing Subscriber’s ownership of the shares of common stock underlying the Subscribed for Units as the Company, in its sole discretion, deems appropriate.

1.4 Company Discretion to Accept or Reject Subscriptions. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for the Subscribed for Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. The minimum individual investment is 1,000 Units, for an aggregate purchase price of $1,000, subject to the Company’s right, in its sole discretion, to accept subscriptions for a lesser amount.

1.5 Termination of the Offering. The Offering will terminate at 5:00 pm on May 31, 2015 (local New York City time), subject to the Company, in its sole discretion and without notice, extending the Offering for an additional ninety (90) calendar days, or terminating the Offering at any time prior to the sale of all of the Units offered. Any early termination by the Company of the Offering will not affect or otherwise invalidate previously accepted subscriptions for Units. The date on which the Offering is terminated is herein referred to as the “Offering Termination Date.” Incomplete subscriptions or subscriptions for Units received after the Offering Termination Date will not be accepted.

2. Subscriber Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

2.1 Authorization; Power and Enforceability.

(a) Authorization. The Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents, as that term is defined in Section 3.3hereof, and to purchase the Subscribed for Units being sold to it hereunder.

(b) Corporate and Other Entities. If Subscriber is a corporation or other entity, Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and it is authorized and qualified to purchase the Subscribed for Units and the Person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Subscriber or its Board of Directors or stockholders, if applicable, is required.

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(c) Enforceability. This Agreement and the other Transaction Documents when executed and delivered by Subscriber constitute a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with the terms thereof.

2.2 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by the Subscriber of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not: (i) result in a violation of the Subscriber’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which the Subscriber is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber). The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents nor to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

2.3 Company Information. The Subscriber hereby acknowledges and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber, its purchaser representative, attorney and/or accountant has requested or desired to know, and has been afforded the opportunity to ask question of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

2.4 Risk Acknowledgement. The Subscriber recognizes that the purchase of the Subscribed for Units involves a high degree of risk including, without limitation, the following: (a) the Company is a development stage business with limited operating history and requires and will require substantial funds in addition to the proceeds of the Offering; (b) a purchase of the Subscribed for Units is highly speculative and only investors who can afford the loss of their entire investment should consider purchasing Subscribed for Units; (c) the Units are “restricted securities” and the Subscriber may not be able to liquidate its investment in the Subscribed for Units; (d) transferability of the Subscribed for Units is limited; and (e) the Company has not paid a dividend on its capital stock since inception and does not anticipate paying any dividends in the foreseeable future.

2.5 Communication of Offer. The Company may not offer to sell the Units by means of general solicitation or general advertising; all communications regarding the Offering will be made directly by the Company’s representatives to the Subscriber.

2.6 Accredited Investor Status; Ability to Bear Economic Risk; Suitability Requirements; Florida Residents.

(a) Subject to Section 2.6(c) below, the Subscriber is, and will be on the Closing Date, an “accredited investor,” as such term is defined in Regulation D and as more fully set forth in Appendix A hereto.

(b) If the Subscriber is a natural Person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides, has adequate means of providing for the Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks associated with the purchase of the Subscribed for Units, has no need for liquidity with respect to such purchase, and, at the present time, can afford a complete loss of such investment.

(c) Notwithstanding the above, the Company may sell the Units to up to 35 individuals who are not “accredited investors” so long as the Company (i) provides such individuals an opportunity to speak to the Company’s officers; (ii) informs such individuals that they will be receiving “restricted” securities; (iii) includes audited financial statements in its offering memorandum; and (iv) such individual represents that he or she is sophisticated, i.e., has sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of the prospective investment.

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(d) The Subscriber further represents that he/she/it complies with any additional suitability requirements of the jurisdiction in which he/she/it resides for the purchase of the Units.

(e) If the Subscriber is a Florida resident, the Subscriber hereby represents that the Subscriber is aware that he/she/it has three (3) days after tendering the Subscription Amount to rescind Subscriber’s subscription for the Subscribed Units by directly contacting the Company’s President and requesting a return of funds.

2.7 Experience of the Subscriber. The Subscriber, its advisers (who are not compensated by or affiliated with the Company, (directly or indirectly), if any, and designated representatives, if any, have the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and have carefully reviewed and understand the risks of, and other considerations relating to, the purchase of the Subscribed for Units and the tax consequences of the investment, and have the ability to bear the economic risks of the investment and protect the Subscriber’s interests in connection with the transaction contemplated hereby.

2.8 No Governmental Review. The Subscriber acknowledges and understands that no United States federal or state agency, including the Commission has passed on or made recommendations or endorsement of the Units or the suitability of the investment contemplated hereby; nor, have such authorities passed upon or endorsed the merits of the offering of the Units.

2.9 Compliance with 1933 Act. The Subscriber understands and agrees that none of the Units have been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that the Units must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

2.10 Purchase of Units for the Subscriber’s Account. On the Closing Date, the Subscriber will purchase the Subscribed for Units as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

2.11 Restricted Securities. Subscriber understands that the Units, and the shares underlying the Units, have not been registered under the 1933 Act and Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Units unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Units to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The Subscriber understands and hereby acknowledges that the Company has no obligation to register the Units under the 1933 Act or any state securities or “Blue Sky” laws.

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2.12 Acknowledgement of and Consent to Restrictive Legend. The certificates representing any shares included as part of the Units shall bear the following or similar legend:

FOR U.S. PERSONS:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR (B) AN OPINION OF COUNSEL (REASONABLY SATISFACTORY TO THE COMPANY), THAT REGISTRATION IS NOT REQUIRED UNDER SAID 1933 ACT.”

FOR NON-U.S. PERSONS:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

If the Company elects to distribute any shares included as part of the Units in uncertificated book-entry form, the Company’s transfer books shall include such transfer restrictions as the Company in its sole discretion deems appropriate.

2.13 Non-U.S. Persons. Subscriber further represents and warrants to the Company that if it a non-US Person: (a) it is acquiring the Units in an offshore transaction pursuant to Regulation S and the Subscriber was outside the United States when receiving and executing this Agreement; (b) the Subscriber has not acquired the Units as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Units which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Units; provided, however, that the Subscriber may sell or otherwise dispose of the Units pursuant to registration of the Units under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein; (c) the Subscriber understands and agrees that offers and sales of any of the Units prior to the expiration of a period of one year after the date of transfer of the Units under this Agreement (the “Distribution Compliance Period”), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom, and in each case only in accordance with all applicable securities laws; (d) the Subscriber understands and agrees not to engage in any hedging transactions involving the Units prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the 1933 Act; and (e) the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Units; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. The Subscriber’s subscription and payment for, and its continued beneficial ownership of the Units, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.14 Address. The Subscriber represents that the address of the Subscriber furnished by the Subscriber on the signature page hereof is the Subscriber’s principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

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2.15 Other Offerings. The Subscriber acknowledges that the Company will, from time to time, offer and sell additional shares of common stock and/or securities convertible into common stock on such terms and conditions as its Board of Directors, in its sole discretion, may determine. The terms and conditions of the offer and sale of any such additional shares of common stock may be different from and on terms better than the terms of this Offering and may result in substantial dilution to the existing shareholders.

2.16 Reliance. The Subscriber understands and acknowledges that (i) the Units are being offered and sold to the Subscriber without registration under the 1933 Act in a private placement that is intended to be exempt from the registration provisions of the 1933 Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any representation letter or questionnaire executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Units. The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement, or any exhibit or appendix hereto, which takes place prior to Closing.

2.17 For B.C. Residents. For offers and sales in British Columbia, Canada, we intend to rely upon the prospectus and registration exemption afforded by section 2.9 [Offering Memorandum] of National Instrument 45-106 - Prospectus and Registration Exemptions; accordingly, if Subscriber is a resident of British Columbia:

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Subscriber hereby represents and warrants to the Company that the Subscriber is purchasing the shares pursuant to a principal offering memorandum related to the offer and sale of the Units in British Columbia and which “wraps around” and is dated the date of the prospectus;

•	must deliver, a duly completed and executed Risk Acknowledgement in the form attached thereto as Appendix C, which Risk Acknowledgement is incorporated herein and made a part hereof;
•	Subscriber has two days from the date he/she sign this Subscription Agreement to cancel his/her purchase; and
•	Subscriber has additional rights more fully described in the Offering Memorandum.

2.18 Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

3. The Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

3.1 Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

3.2 Authority; Enforceability. This Agreement and any other agreements delivered together herewith or therewith or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder.

3.3 Capitalization and Additional Issuances. The Company is authorized to issue up to 500,000,000 shares of common stock, par value $0.00001 and 10,000,000 shares of preferred stock, par value $0.0001. As of the date of the Memorandum there were 66,575,122 shares of common stock and zero (0) shares of preferred stock issued and outstanding. Additionally, there are warrants to purchase up to 8,200,000 shares of common stock outstanding 185,000 shares reserved for issuance upon exercise of outstanding stock options.

3.4 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as may be required in connection with filings pursuant to Regulation D, or otherwise in connection with the Definitive Agreement, or which otherwise would not have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated hereby. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

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3.5 No Violation or Conflict. If the representations and warranties of the Subscriber in Section 2 are true and correct, then neither the issuance nor the sale of the Units nor the performance of the Company’s obligations under this Agreement by the Company will: (a) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or (b) result in the creation or imposition of any lien, charge or encumbrance upon the Units or any of the assets of the Company or any of its Affiliates except in favor of the Subscriber as described herein; or (c) result in the triggering of any piggy-back or other registration rights of any Person or entity holding securities of the Company or having the right to receive securities of the Company.

3.6 The Shares. Upon issuance in accordance with the terms of this Agreement, the shares underlying the Units (a) will be duly and validly authorized, validly issued and non-assessable; (b) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and (c) will not subject the holders thereof to personal liability by reason of being such holders.

3.7 Litigation. There is no litigation, arbitration, mediation, action, suit, claim, proceeding or investigation, whether legal or administrative, pending against the Company or any of its Subsidiaries or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets, properties or operations, at applicable law or in equity, before or by any governmental authority or any order of any governmental authority that, individually or in the aggregate, has had or caused or would reasonably be expected to have or cause a material adverse effect on the Company’s operations.

3.8 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Units pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Units to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Units that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

3.9 Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

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4. Subscriber’s Conditions of Closing. The Subscriber’s obligation to purchase the Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 4.

4.1 Representations, Warranties and Covenants. The representations, warranties and covenants of the Company set forth in Section 3 hereof shall be true in all material respects on and as of the Closing Date.

4.2 Closing Deliveries. The conditions in Section 1.3(d) hereof shall have been satisfied or waived in writing by the Subscriber.

4.3 Company’s Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed, complied with in all material respects, or waived in writing by the Subscriber.

4.4 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

5. Company’s Conditions of Closing. The Company’s obligation to sell the Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 5.

5.1 Representations, Warranties and Covenants. The representations, warranties and covenants of the Subscriber set forth in Section 2 hereof shall be true in all material respects on and as of the Closing Date.

5.2 Closing Deliveries. The conditions in Section 1.3(c) hereof shall have been satisfied or waived in writing by the Company.

5.3 Subscriber’s Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscriber on or prior to the date of such Closing shall have been performed, complied with in all material respects, or waived in writing by the Company.

5.4 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

5.5 Return of Subscription Amount. If the Closing Conditions have not been satisfied on or prior to the Offering Termination Date, the Company will return the Subscription Amount to the Subscriber.

6. Miscellaneous.

6.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, with a confirmation of receipt of email or accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: RenovaCare Offering, 430 Park Avenue, Suite 702, New York, New York 10022; and (ii) if to the Subscriber, to: the address and email address and/or fax number indicated on the signature page hereto.

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6.2 Entire Agreement; Assignment. This Agreement and other Transaction Documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber. The Subscriber may not assign this Agreement without the prior written consent of the Company.

6.3 Indemnification. The Subscriber agrees to indemnify and hold harmless the Company, and its officers, directors, employees, agents, control Persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of (i) any sale or distribution of the Units by the Subscriber in violation of the 1933 Act or any applicable state securities or “Blue Sky” laws or (ii) any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber herein, in any Transaction Document, or in any other document delivered in connection with this Agreement or any Transaction Document.

6.4 Counterparts/Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or email signature page were an original thereof.

6.5 Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

6.6 Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require.

6.7 Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

6.8 Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144 shall include any rule that would be available to a non-Affiliate of the Company for the sale of common stock not subject to volume restrictions and after a six month holding period.

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6.9 Irrevocability; Binding Effect. The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one Person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such Person and such Person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.10 Modification. Except as otherwise expressly provided herein, any term of this Agreement may be amended and observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Subscriber.

6.11 Fees. Unless otherwise specifically provided, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

6.12 Survival of Representations. All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.13 Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other Person, or misuse in any way, any confidential information of the Company.

6.14 Binding Obligation. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Subscribed for Units as herein provided, subject, however to the right reserved by the Company to enter into the same agreement with or other subscribers and to unilaterally reject any subscriber.

6.15 Further Assurances. The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.16 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any Person or entity not a party to this Agreement.

6.17 Reference and Effective Date. The reference and effective date of this Agreement shall be the Closing Date, regardless of the date on which it is signed by the Subscriber.

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6.18 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7. Additional Requirements.

Subscriber Certification. All Subscribers must complete, sign and deliver the subscriber signature page, along with such a completed Investor Questionnaire attached as Appendix A (for U.S.-Persons) or Appendix B (for non-U.S. Persons); Residents of British Columbia must complete the NI-45-106 Representations, Acknowledgements attached as Appendix C.

THE COMPANY INTENDS TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. THE COMPANY HAS THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS UNDER FEDERAL OR STATE LAW.

[COMPANY’S SIGNATURE PAGE FOLLOWS]

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RenovaCare, Inc.

IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement.

RenovaCare, Inc.

Dated:__________________ , 2015	By:	/s/ Thomas Bold
	Name:	Thomas Bold
	Title:	President and Chief Executive Officer

[SUBSCRIBER’S SIGNATURE PAGE FOLLOWS]

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RenovaCare, Inc.

SUBSCRIBER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Subscriber hereby executes, delivers, joins in and agrees to be bound by the Subscription Agreement to which this signature page is attached by and between the Company and the undersigned Subscriber and elects to purchase the number of Units set forth below.

Dated:_______________________ , 2015

	=	$
Number of Units		Aggregate Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

_______________________________________	_____________________________________
Signature (if Joint Tenants or Tenants in Common)	Print Name

Title: ____________________________________

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

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